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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2005

SYNAGRO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-21054 (Commission File Number)	88-0219860 (IRS Employer Identification No.)

1800 Bering Drive, Suite 1000
Houston, Texas 77057
(Address of Principal executive offices, including Zip Code)

(713) 369-1700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On April 29, 2005, the Company entered in to a new credit facility with Bank of America, N.A., Lehman Commercial Paper Inc., CIBC World Markets Corp., and certain other lenders. The closing of the new credit facility is contingent upon and will coincide with the anticipated closing of the Company's proposed equity offering, tender offer of its $150 million 9 1/2% senior subordinated notes due 2009 (the "Notes"), and certain other conditions precedent. The lenders' commitments with respect to the new credit facility will expire on June 30, 2005, in the event all conditions precedent have not been satisfied or waived or the expiration date has not been extended. A portion of the proceeds from the new credit facility will be used to refinance indebtedness under the Company's existing senior credit facility and to tender for all of its Notes. The new facility will allow the Company to pay a significant portion of its excess cash flow to shareholders through cash dividends provided the Company maintains compliance with certain financial covenants and certain other restrictions. The Company expects that the new credit facility will also result in cash interest savings of approximately $5 million per year. The new credit facility will be comprised of a 5-year $95 million revolving credit facility, a 7-year $180 million term loan, and a 7-year $30 million delayed draw term loan.

        The proceeds of the delayed draw term loan will be used to partially fund new facility construction costs in 2005. The Company has several new facilities under development which are scheduled to begin operations in the next 18 months. These new facilities will be operated under signed long-term contracts. The development of these new facilities is consistent with the Company's strategy to pursue new facilities opportunities that provide long-term highly predictable cash flows. These facilities include a composting facility in Kern County, California, an incineration facility upgrade in Woonsocket, Rhode Island, a dewatering facility in Providence, Rhode Island, a dryer facility in Honolulu, Hawaii and a composting facility in Los Palos, California.

        The Company inadvertently filed an incorrect copy of the new credit facility as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2005. A true and correct copy of the new credit facility is attached as Exhibit 10.1 to this Current Report on Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 29, 2005, among Synagro Technologies, Inc., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Lehman Commercial Paper Inc., as Syndication Agent, and CIBC World Markets Corp., as Documentation Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGRO TECHNOLOGIES, INC.
/s/ J. PAUL WITHROW
Date: May 20, 2005	Name:	J. Paul Withrow
	Title:	Senior Executive Vice President & Chief Financial Officer and Director

2

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 29, 2005, among Synagro Technologies, Inc., each lender from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Lehman Commercial Paper Inc., as Syndication Agent, and CIBC World Markets Corp., as Documentation Agent.

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX